EXHIBIT 10.100

PROMISSORY NOTE

February 10, 2020

$50,000.00

FOR VALUE RECEIVED, the undersigned borrower (the “Borrower”), promises to pay to Sau Lau, a British Columbia Canada resident (the “Lender”) the principal sum of Fifty Thousand Dollars and No Cents ($50,000.00) in principal with a simple interest rate of eight percent (8%).

Principal and Interest.  For value received, the Borrower hereby promises to pay to the order of the Lender in lawful money of the United States of America and in immediately available funds the principal sum of Fifty Thousand Dollars and No Cents ($50,000.00) plus eight percent (8%) simple interest.

1. Principal and Interest Payment.  The Principal and Interest Payment is due on June 30, 2020.

2. Waiver and Consent.  To the fullest extent permitted by law and except as otherwise provided herein, the Borrower waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Borrower liable with respect to this Note.

3. Costs, Indemnities and Expenses.  In the event of default as described herein, the Borrower agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings.  The Borrower agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Borrower agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

4. Event of Default.  An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Borrower should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Lender under this Note or any other related agreements hereunder between the Borrower and the Lender of even date herewith which is not cured by the Borrower by any applicable cure period therein, or (iii) the Lender shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction.  Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Borrower under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal and fees balance at twenty-four percent (24%) per year or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.  In the event the value of the stock purchased in consideration of this note cannot be sold  for at least this face value the note will be reduced to the amount received from its sale and be considered paid in full.

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5. Collateral.  None.

6. Cancellation of Note. Upon the repayment by the Borrower of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

7. Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

8. Amendment and Waiver.  This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

9. Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

10. Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Borrower.  The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

11. No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

12. Further Assurances.  Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

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13. Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Borrower:	WOD Retail Solutions, Inc. 10233 S Parker Rd Ste 300 Parker, CO 30134

If to the Lender:	Sau Lau Coquitlam, British Columbia Canada

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. Remedies, Other Obligations, Breaches and Injunctive Relief.  The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note.  No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise.  No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.  Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.  The Borrower therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

15. Governing Law; Jurisdiction. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN PHILADALPHIA, PENNSYLVANIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

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16. No Inconsistent Agreements.  None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

17. Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

18. Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE BORROWER THE MONIES HEREUNDER, THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

19. Entire Agreement.  This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of February 10, 2020.

Borrower

By:	/s/ Brenton Mix
Brenton Mix, Chief Executive Officer
WOD Retail Solutions, Inc.

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